Exhibit 107
 Calculation of Filing Fee Tables

SC TO-T
(Form Type)

ARGENX SE
(Exact Name of Registrant as Specified in its Charter)

Table 1 - Transaction Valuation

		Transaction Valuation	Fee Rate	Amount of Filing Fee
Fees to be Paid	1	$2,168,100,342.75	0.00013810	$299,414.66
Fees Previously Paid
Total Transaction Valuation		$2,168,100,342.75
Total Fees Due for Filing				$299,414.66
Total Fees Previously Paid				$0.00
Total Fee Offsets				$0.00
Net Fee Due				$299,414.66

Offering Note

(1)
* Estimated solely for purposes of calculating the filing fee. The transaction valuation was calculated by adding (a) the product of (i) $77.00 (the “Offer Price”) and (ii) 21,229,087 Shares issued and outstanding, (b) the product of (i) 3,808,204 Shares pursuant to outstanding options granted and outstanding under equity plans with an exercise price less than the Offer Price and (ii) the excess of the Offer Price over $13.97 (the weighted average exercise price of such options as of July 24, 2026), (c) the product of (i) 590,608 restricted stock units and (ii) the Offer Price, (d) the product of (i) 3,474 Shares subject to outstanding purchase rights under the Company ESPP and (ii) the excess of the Offer Price over $21.32 (the purchase price for the Shares subject to outstanding purchase rights under the Company ESPP), (e) the product of (i) 619,606 Shares subject to issuance pursuant to the 2025 Warrants issued and outstanding and (ii) the excess of the Offer Price over $0.001 (the exercise price for the 2025 Warrants), and (f) the product of (i) 2,598,089 Shares subject to issuance pursuant to the 2024 Warrants issued and outstanding and (ii) the excess of the Offer Price over $0.001 (the exercise price for the 2024 Warrants). Except as otherwise noted, the calculation of the filing fee is based on information provided by Forte as of July 23, 2026. The filing fee was calculated in accordance with Rule 0-11 under the Securities Exchange Act of 1934, as amended, and Fee Rate Advisory for Fiscal Year 2026, effective October 1, 2025, by multiplying the transaction value by 0.00013810.

Table 2: Fee Offset Claims and Source	☒Not Applicable

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Fee Paid with Fee Offset Source
Fees Offset Claims
Fees Offset Sources